As filed with the Securities and Exchange Commission on September 2, 1999
                                             Registration No. 333-_____


        SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549

                     FORM S-8
              REGISTRATION STATEMENT
                      UNDER
            THE SECURITIES ACT OF 1933

              Pogo Producing Company
(Exact name of registrant as specified in its charter)


           Delaware                               74-1659398
 (State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                  Identification No.)

 5 Greenway Plaza, Suite 2700
        Houston, Texas                                           77046
(Address of Principal Executive Offices)                       (Zip Code)

           1998 LONG-TERM INCENTIVE PLAN
            OF POGO PRODUCING COMPANY
             (Full title of the plan)

                 Gerald A. Morton
             Vice President - Law and
                Corporate Secretary
              Pogo Producing Company
           5 Greenway Plaza, Suite 2700
               Houston, Texas 77046
     (Name and address of agent for service)

                  (713) 297-5000
(Telephone number, including area code, of agent  for service)


                      CALCULATION OF REGISTRATION FEE

Title of           Amount        Proposed      Proposed           Amount of
securities         to be         maximum       maximum            registration
to be registered   registered(1) offering      aggregate          fee
                                 price per     offering
Common Stock, par                share(2)      price(2)
value $1 per       200,000
share                shares      $20.90625    $4,181,250.00        $1,161.46


(1) This Registration Statement also covers (a) such indeterminable additional number of shares as may become deliverable as a result of any future adjustments in accordance with the terms of the 1998 Long-Term Incentive Plan and (b) associated rights to purchase preferred stock, which initially are attached to and trade with shares of Common Stock being registered hereby or the prior Registration Statement on Form S-8 (Registration No. 333-74861) relating to the 1998 Long-Term Incentive Plan. The value attributable to those associated rights, if any, is reflected in the market price of the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) using the average of the high and low prices reported on the New York Stock Exchange Composite Transaction Tape on September 1, 1999.

                This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-74861) filed by Pogo Producing Company, a Delaware corporation, with the Securities and Exchange Commission on March 23, 1999 are incorporated herein by reference.

                The following documents are filed as exhibits to this Registration Statement:

   Exhibit
     No.              Description
   _______            ___________


     4.5      ---     1998 Long-Term Incentive Plan of Pogo Producing Company.

     5        ---     Opinion of Gerald A. Morton, Vice President -- Law and
                        Corporate Secretary of the Registrant.

    23.1      ---     Consent of Arthur Andersen LLP.

    23.3      ---     Consent of Ryder Scott Company Petroleum Engineers.

    23.3      ---     Consent of Gerald A. Morton (included in Exhibit 5).

    24        ---     Powers of Attorney.

                            SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of September 1999.

                                POGO PRODUCING COMPANY
                                (Registrant)

                                By:  /s/ PAUL G. VAN WAGENEN
                                     Paul G. Van Wagenen
                                     (Chairman of the Board, President
                                         and Chief Executive Officer)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 2, 1999.

             Signature                          Title


         /s/ PAUL G. VAN WAGENEN    Chairman of the Board, President and Chief
         Paul G. Van Wagenen                Executive Officer
                                   (Principal Executive Officer and Director)

         /s/ JAMES P. ULM II            Vice President and Chief Financial
                                                Officer
         James P. Ulm II                 (Principal Financial Officer)

         /s/ THOMAS E. HART               Vice President and Chief Accounting
                                                Officer
         Thomas E. Hart                   (Principal Accounting Officer)

          /s/ JERRY M. ARMSTRONG*                  Director
          Jerry M. Armstrong

          /s/ TOBIN ARMSTRONG*                     Director
          Tobin Armstrong

          /s/ JACK S. BLANTON*                     Director
          Jack S. Blanton

          /s/ W. M. BRUMLEY, JR.*                  Director
          W. M. Brumley, Jr.

          /s/ ROBERT H. CAMPBELL*                  Director
          Robert H. Campbell

           /s/ WILLIAM L. FISHER*                  Director
           William L. Fisher

           /s/ GERRIT W. GONG*                     Director
           Gerrit W. Gong

           /s/ J. STUART HUNT*                     Director
           J. Stuart Hunt

           /s/ FREDERICK A. KLINGENSTEIN*          Director
           Frederick A. Klingenstein

           /s/ JACK A. VICKERS*                    Director
           Jack A. Vickers


      *By     /s/ THOMAS  E. HART
            (Thomas E. Hart, Attorney-in-Fact)

                       EXHIBIT INDEX
   Exhibit
     No.              Description
   _______            ___________


     4.5      ---     1998 Long-Term Incentive Plan of Pogo Producing Company.

     5        ---     Opinion of Gerald A. Morton, Vice President -- Law and
                        Corporate Secretary of the Registrant.

    23.1      ---     Consent of Arthur Andersen LLP.

    23.3      ---     Consent of Ryder Scott Company Petroleum Engineers.

    23.3      ---     Consent of Gerald A. Morton (included in Exhibit 5).

    24        ---     Powers of Attorney.